Form 10KSB40, Exhibit 13
period 1998-07-31
INNOVATIVE MEDICAL SERVICES
filed 1998-10-28
CIK 1006028

INNOVATIVE MEDICAL SERVICES                                    EXHIBIT 13
SUBSIDIARIES OF THE REGISTRANT





NAME                                              STATE OF INCORPORATION
----                                              ----------------------

Export Company of America, Inc. (EXCOA)           Nevada

Ampromed Comercio Importacao E Exportacao Ltda    A Brazilian Limited
     (AMPROMED)                                   Liability Company
                                                  Rio de Janeiro, Brazil