Form 10KSB40, Exhibit 13
period 1999-07-31
INNOVATIVE MEDICAL SERVICES
filed 1999-10-29
CIK 1006028

EXHIBIT 13

INNOVATIVE MEDICAL SERVICES
SUBSIDIARIES OF THE REGISTRANT



NAME                                              STATE OF INCORPORATION
----                                              ----------------------

Export Company of America, Inc. (EXCOA)           Nevada

Ampromed Comercio Importacao E Exportacao Ltda    A Brazilian Limited Liability
  (AMPROMED)                                      Company
                                                    Rio de Janeiro, Brazil