Form 10KSB, Exhibit 13
period 2000-07-31
INNOVATIVE MEDICAL SERVICES
filed 2000-10-30
CIK 1006028

Exhibit 13


INNOVATIVE MEDICAL SERVICES
SUBSIDIARIES OF THE REGISTRANT





NAME                                                     STATE OF INCORPORATION
----                                                     ----------------------
Export Company of America, Inc. (EXCOA)                  Nevada

Ampromed Comercio Importacao E Exportacao Ltda
     (AMPROMED)                                          A Brazilian Limited
                                                         Liability Company
                                                         Rio de Janeiro, Brazil

Nutripure.com                                            Nevada